UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported) June 26, 2006

LSI INDUSTRIES INC.

(Exact name of Registrant as specified in its Charter)

Ohio	0-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

10000 Alliance Road, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement.

On June 26, 2006 the registrant simultaneously entered into and closed the transactions contemplated by a Stock Purchase Agreement (the “Purchase Agreement”) with Jalbout Holdings Inc. (“Holdings”), 3970957 Canada, Inc. (“Canco”), Saco Technologies Inc. (“Saco”), 4349466 Canada Inc. (“Acquired Company”), Fred Jalbout and Bassam Jalbout. Each of Holdings, Canco, Saco and the Acquired Company is incorporated under the Canada Business Corporation Act; Holdings, Canco and Saco each is referred to herein as a “Seller” or collectively as “Sellers.” Each of the Jalbouts owns fifty percent of the outstanding capital stock of Holdings. Holdings owns 100% of the capital stock of each of the Sellers. Pursuant to the Purchase Agreement, the registrant acquired all of the stock of the Acquired Company on June 26, 2006. The Acquired Company is in the business of developing, designing, manufacturing and selling large-format video screens and high-performance light engine devices derived from light emitting diode (LED) technology. The purchase price for the acquisition of the Acquired Company was 1,419,355 LSI Common Shares plus $23 million and the assumption of approximately $7,500,000 in indebtedness. The registrant renamed the Acquired Company “LSI Saco Technologies Inc.”

Escrow Agreement.

Also as part of the purchase price the registrant deposited with The Bank of New York Trust Company, N.A., as escrow agent (“BONY”), 1,419,355 Common Shares of the registrant to satisfy any amounts owed by Holdings, Canco, Saco, Fred Jalbout and/or Bassam Jalbout to the registrant to cover post-closing indemnification claims. Pursuant to the Escrow Agreement dated June 26, 2006 among the registrant, BONY and Saco, escrow shares are to be released on September 30, 2006, 2007 and 2008 in increments described therein to the extent the registrant has not delivered any notice of claim that it is asserting indemnification against the Sellers and/or the Jalbouts pursuant to the Purchase Agreement. The escrow shares are subject to earlier release if certain conditions are met.

Registration Rights Agreement.

Pursuant to the Registration Rights Agreement dated June 26, 2006 between the registrant and Saco, the registrant agreed to file a registration statement on Form S-3 with the Securities and Exchange Commission to effect the registration under the Securities Act of 1933, as amended, of the 1,419,355 Common Shares described above for resale by Saco. The registrant is required to pay all registration expenses but is not required to pay any underwriting fees, discounts or commissions attributable to the sale of the Shares.

Employment Agreement.

On June 26, 2006 the Acquired Company and Fred Jalbout entered into an employment agreement pursuant to which Fred Jalbout has agreed to serve as President of LSI Technology Solutions Plus and President and Chief Executive Officer of the Acquired Company. Mr. Jalbout’s annual base salary, less deductions shall be approximately $200,000. In addition, Jalbout received a grant of options to purchase 20,000 Common Shares at a purchase price equal to the fair market value of such shares on the date of grant. Mr. Jalbout is also entitled to participate in the 2003 LSI Industries Inc. Equity Compensation Plan, to receive a bonus equal to between 20% and 50% of his annual base salary and to participate in a deferred compensation plan.

Lease Agreement.

On June 26, 2006 the Acquired Company entered into a Lease Agreement with Canco with respect to approximately 31,900 square feet of office space located at 7809 Trans-Canada Highway, Montreal, Quebec. The Property serves as the principal place of operations of the Acquired Company. The initial term of the Lease Agreement is three years commencing on June 26, 2006 and ending June 26, 2009, which the Acquired Company may renew for three additional terms of three years, subject to rental adjustments as described therein. The annual base rent under the Lease Agreement will be a minimum of CAN $16,615.66 per month. In addition to the base rent, the Acquired Company will be responsible for certain of the building’s operating expenses and real estate taxes as specified in the Lease Agreement. The base rent was determined to be the market rental value of such property by an independent thirty party valuation firm. The registrant believes that the terms of the Lease Agreement are no more favorable to Canco as would be otherwise obtained in an arms-length transaction.

The foregoing description of the Purchase Agreement, Escrow Agreement, Registration Rights Agreement, Employment Agreement and Lease Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the respective exhibits filed herewith and incorporated herein by reference. The Purchase Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the registrant or the Acquired Company. The Purchase Agreement contains representations and warranties that the parties to the Purchase Agreement made to and solely for the benefit of each other for, among other reasons, to allocate certain risks among the parties. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Purchase Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they are only made as of the date of the Purchase Agreement, are modified in important part by the underlying disclosure schedules and, in some instances, are intended merely as a method of risk allocation.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Items 1.01 and 2.03 is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On June 26, 2006 the registrant entered into an Amendment to Credit Agreement with PNC Bank, National Association and Fifth Third Bank for the purpose of amending tangible net worth requirements. In order to finance the acquisition described in Item 1.01 above, the registrant borrowed under the Credit Agreement approximately $16,000,000. The Credit Agreement, as amended, provides that the registrant shall pay an interest rate on the balance of the loan at a rate equal to an increment over the LIBOR rate, an increment over the Federal Funds rate, or the base lending rate which PNC Bank announces from time to time, at the registrant’s option. Pursuant to the terms of the Credit Agreement, as amended, the registrant must repay the loan and all accrued interest thereon by March 23, 2009, unless the credit facility is extended. If the registrant fails to pay such amounts when due, the Credit Agreement, as amended, provides that such amounts become immediately due and payable.

The foregoing description of the Amendment to Credit Agreement and the Credit Agreement, as amended, does not purport to be complete and is qualified in its entirety by reference to the full text of such documents. The Amendment to Credit Agreement is filed herewith and incorporated herein by reference. The Credit Agreement is filed as Exhibit 4 to the registrant’s Annual Report on Form 10-K for the fiscal year-ended June 30, 2001 and was amended by the Amendment to Credit Agreement filed by registrant as Exhibit 10.1 on Form 8-K filed March 23, 2006, which documents are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the acquisition described in Item 1.01 above, the registrant issued 1,419,355 Common Shares on June 26, 2006. The registrant issued these Common Shares as partial consideration for the acquisition of the Acquired Company and deposited them with BONY pursuant to the Escrow Agreement described above. The Common Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events.

On June 27, 2006 the registrant issued a press release announcing its acquisition of all of the capital stock of the Acquired Company. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Stock Purchase Agreement dated as of June 26, 2006 among LSI Industries Inc., Jalbout Holdings Inc., 3970957 Canada, Inc., Saco Technologies Inc., 4349466 Canada Inc., Fred Jalbout and Bassam Jalbout. (The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any schedules to the Securities and Exchange Commission upon request.)

10.1	Escrow Agreement dated as of June 26, 2006 among LSI Industries Inc., Saco Technologies Inc., and The Bank of New York Trust Company, N.A.

10.2	Registrant Rights Agreement dated as of June 26, 2006 by and between LSI Industries Inc. and Saco Technologies Inc.

10.3	Employment Agreement dated as of June 26, 2006 by and between 4349466 Canada Inc. and Fred Jalbout

10.4	Lease Agreement between 3970957 Canada, Inc. and 4349466 Canada Inc.

10.5	Amendment to Credit Agreement dated as of June 26, 2006 among LSI Industries Inc., PNC Bank, National Association and The Fifth Third Bank

99.1	Press Release dated June 27, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI INDUSTRIES INC.

/s/ Ronald S. Stowell
Ronald S. Stowell
Vice President, Chief Financial Officer and Treasurer
(Principal Accounting Officer)

June 28, 2006